CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report dated October 15, 2003 for the Iron Market Opportunity Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 47 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (File No. 333-85083), including the references to our firm under the heading "Financial Highlights" in the Prospectus.


/s/ McCurdy & Associates CPA's, Inc.
------------------------------------
McCurdy & Associates CPA's, Inc.

Westlake, Ohio
August 04, 2004



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